DEAN HELLER
LOGO    Secretary of State
OF      204 North Carson Street, Suite 1             FILED # C-26663-03
STATE   Carson City, Nevada 89701-4299                  AUG 0 4  2004
OF      (775)684 5708                                  IN THE OFFICE OF
NEVADA  Website: secretaryofstate.biz                    DEAN HELLER
                                                 DEAN HELLER, SECRETARY OF STATE
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|                               |
| CERTIFICATE OF CORRECTION     |
|(PURSUANT TO NRS 78,78A,80,81, |
|82,84,86,87,88,88A,89 and 92A) |
|                               |
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                                             ABOVE SPACE IS FOR OFFICE USE ONLY

Important: Read attached instructions before completing form.

                           Certificate of Correction
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          (Pursuant to NRS 78,78A,80,81,82,84,86,87,88,88A,89 and 92A)

1. The name of the entity for which correction is being made:
   ASTRADA GROUP INCORPORATED
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2. Description of the original document for which correction is being made:
   CERTIFICATE OF AMENDMENT
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3. Filing date of the original document for which correction is being made:
   08/  /04
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4. Description of the inaccuracy or defect.
   THE NAME WAS INCORRECTLY TYPED AS:
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                "ASTRADA GROUP INCORPORATED"
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   INSTEAD OF:  "ASTRATA GROUP INCORPORATED"
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5.  Correction of the inaccuracy or defect:
   ARTICLE 1: IS AMENDED TO READ AS FOLLOWS:
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   THE NAME OF THIS CORPORATION IS ASTRATA GROUP INCORPORATED.
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6. Signature: /s/ A. John A. Bryan                 CEO                  8-3-04
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Authorized Signature: A. John A. Bryan Jr.     Title*                   Date

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited-Liability Company, by a manger or managing member; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE
This form must be accompanied by appropriate fees.  See attached fee schedule.

                                  Nevada Secretary of State AM 78.385 Amend 2003
                                                           Revised on: 11./03/03